Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Cincinnati Bancorp, Inc. filed with the Securities and Exchange Commission of our report dated March 29, 2019 on our audit of the consolidated financial statements of Cincinnati Bancorp, appearing in the Prospectus, which is part of this Amended Registration Statement. We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/BKD, LLP

Cincinnati, Ohio

October 28, 2019